Exhibit 99.1

Berkshire Hathaway to Acquire Alleghany Corporation

for $848.02 Per Share in $11.6 Billion Transaction

•	All-cash transaction provides significant premium, delivering substantial and certain value for Alleghany stockholders

•	Strong strategic fit between Berkshire Hathaway and Alleghany

•	Alleghany and its subsidiaries will continue to operate as an independent entity with increased capital strength and support from Berkshire Hathaway

OMAHA, NE & NEW YORK, NY March 21, 2022 – Berkshire Hathaway (NYSE:BRK.A; BRK.B) and Alleghany Corporation (NYSE:Y) today jointly announced they have entered into a definitive agreement under which Berkshire Hathaway will acquire all outstanding Alleghany shares for $848.02 per share in cash. The transaction, which was unanimously approved by both Boards of Directors, represents a total equity value of approximately $11.6 billion. The acquisition price represents a multiple of 1.26 times Alleghany’s book value at December 31, 2021, a 29% premium to Alleghany’s average stock price over the last 30 days and a 16% premium to Alleghany’s 52-week high closing price.

“Berkshire will be the perfect permanent home for Alleghany, a company that I have closely observed for 60 years. Throughout 85 years the Kirby family has created a business that has many similarities to Berkshire Hathaway. I am particularly delighted that I will once again work together with my long-time friend, Joe Brandon.” said Warren E. Buffett, Berkshire Hathaway’s Chairman and Chief Executive Officer.

“My family and I have been significant shareholders of Alleghany for over 85 years and are proud that our ownership will culminate through this compelling transaction with Berkshire Hathaway. Not only does this deal provide substantial and certain value to stockholders, but it provides a rare opportunity to join forces with a like-minded and highly respected investor and business leader,” said Jefferson W. Kirby, Chair of the Alleghany Board of Directors. “Berkshire Hathaway’s support, resources, and expertise will provide added benefits and opportunities for Alleghany and its operating businesses for many years to come.”

“This is a terrific transaction for Alleghany’s owners, businesses, customers, and employees,” said Joseph P. Brandon, Alleghany’s President and Chief Executive Officer. “The value of this transaction reflects the quality of our franchises and is the product of the hard work, persistence, and determination of the Alleghany team over decades. As part of Berkshire Hathaway, which epitomizes our long-term management philosophy, each of Alleghany’s businesses will be exceptionally well positioned to serve its clients and achieve its full potential.”

The transaction is expected to close in the fourth quarter of 2022, subject to customary closing conditions, including approval by Alleghany stockholders and receipt of regulatory approvals. Alleghany will continue to operate as an independent subsidiary of Berkshire Hathaway after closing. Mr. Kirby, who controls 2.5% of Alleghany common shares, intends to vote his shares for the transaction.

Under the terms of the definitive merger agreement, Alleghany may actively solicit and consider alternative acquisition proposals during a 25-day “go-shop” period. Alleghany has the right to terminate the merger agreement to accept a superior proposal during the go-shop period, subject to the terms and conditions of the merger agreement. There can be no assurances that the “go-shop” process will result in a superior proposal, and Alleghany does not intend to communicate developments regarding the process unless and until Alleghany’s Board of Directors makes a determination requiring further disclosure.

Goldman Sachs & Co. LLC is serving as financial advisor and Willkie Farr & Gallagher LLP is serving as legal advisor to Alleghany. Munger, Tolles & Olson LLP is serving as legal advisor to Berkshire Hathaway.

About Berkshire Hathaway

Berkshire Hathaway and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

About Alleghany

Alleghany Corporation owns operating subsidiaries and manages investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc., a leading global reinsurer; RSUI Group, Inc., which underwrites wholesale specialty insurance coverages; and CapSpecialty, Inc., an underwriter of specialty casualty and surety insurance coverages. Alleghany’s subsidiary Alleghany Capital Corporation owns and supports a diverse portfolio of eight non-financial businesses.

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Various forward-looking statements in this release relate to the acquisition by Berkshire Hathaway of Alleghany Corporation. Important transaction-related and other risk factors that may cause these forward-looking statements to differ include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the completion of the transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the transaction; (iii) significant transaction costs associated with the transaction; (iv) potential litigation relating to the transaction, including the effects of any outcomes related thereto; (v) the risk that disruptions from the transaction will harm Alleghany’s business, including current plans and operations; (vi) the ability of Alleghany to retain and hire key personnel; and (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction.

Additional risks and uncertainties are discussed in Alleghany’s Annual Report on Form 10-K for the year-ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

Important Additional Information and Where to Find It

This release is being issued in connection with the proposed acquisition of Alleghany by Berkshire Hathaway. In connection with the transaction, Alleghany intends to file the proxy statement and certain other documents regarding the transaction with the SEC. The definitive version of the proxy statement (if and when available) will be mailed to Alleghany’s stockholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the proxy statement or any other document that Alleghany may file with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain, free of charge, copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by Alleghany through the website maintained by the SEC at www.sec.gov, the Investor Relations portion of Alleghany’s website at https://www.alleghany.com/investor-relations/ or by contacting Dale James at 212-752-1356.

Participants in the Solicitation

Alleghany and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Alleghany’s stockholders in connection with the transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Information relating to the foregoing can also be found in Alleghany’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 15, 2021. You may obtain free copies of these documents using the sources indicated above.

Contacts

Berkshire Hathaway

Marc D. Hamburg

402-346-1400

Alleghany

Investors

Dale James

Alleghany Corporation

212-752-1356

Dan Burch

Mackenzie Partners, Inc.

dburch@mackenziepartners.com

Media

Paul Scarpetta/Drew Brown/Warren Rizzi

Sard Verbinnen & Co.

AlleghanyCorp-SVC@sardverb.com